UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12
Powell Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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POWELL INDUSTRIES, INC.
8550 Mosley Road
Houston, Texas 77075
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held February 15, 2023
To the Stockholders of Powell Industries, Inc.:
Notice is hereby given that the Annual Meeting of the Stockholders (the “Annual Meeting”) of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, February 15, 2023, at 11:00 a.m., Houston time, for the following purposes:
1.	To elect three (3) members of the Company’s Board of Directors, with terms to expire in 2026;
2.	To hold a stockholder advisory vote on the compensation of executives;
3.	To hold a vote on whether the Company will conduct future say-on-pay votes every year, every two years or every three years;
4.
To approve an amendment to the Company’s 2014 Equity Incentive Plan to (1) extend the term of the plan by five years and (2) increase the number of shares of common stock that may be issued under the plan by 600,000 shares for a total of 1,350,000 shares; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Annual Meeting will be a virtual meeting, conducted exclusively via audio webcast at www.virtualshareholdermeeting.com/POWL2023, where you will be able to listen to the meeting, submit questions and vote online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.
The stock transfer books will not be closed. Stockholders of record as of the close of business on January 3, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.
You are cordially invited to attend the Annual Meeting virtually. YOU ARE URGED TO REVIEW THE INSTRUCTIONS ON YOUR VOTING CARD AND COMPLETE AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
By Order of the Board of Directors

/s/ Brett A. Cope
Brett A. Cope
Chairman of the Board
Houston, Texas
January 6, 2023
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to
be held on February 15, 2023

This Notice, Proxy Statement, Form of Proxy and Annual Report are Available at:
https://powellindustriesinc.gcs-web.com/sec-filings

POWELL INDUSTRIES, INC.
8550 Mosley Road
Houston, Texas 77075

PROXY STATEMENT
January 6, 2023

Annual Meeting of Stockholders
February 15, 2023
SOLICITATION AND VOTING RIGHTS
The accompanying proxy is solicited by the Board of Directors (the “Board”) of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held online via webcast at www.virtualshareholdermeeting.com/POWL2023 on Wednesday, February 15, 2023, at 11:00 a.m., Houston time, or at any adjournment thereof.
This Proxy Statement, proxy and the accompanying Notice of Annual Meeting and Annual Report on Form 10-K for the fiscal year ended September 30, 2022, including consolidated financial statements, will be mailed to stockholders on or about January 6, 2023. The Board has fixed January 3, 2023, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 3, 2023, there were 11,834,683 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.
The Annual Meeting will be a virtual meeting, conducted exclusively via audio webcast at www.virtualshareholdermeeting.com/POWL2023, where you will be able to listen to the meeting, submit questions, and vote online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. If you are a stockholder of record, you may virtually attend the Annual Meeting by logging in to www.virtualshareholdermeeting.com/POWL2023 using your 16-digit control number located on your notice or proxy card. If you do not have a 16-digit control number, you may still attend the Annual Meeting as a guest in listen-only mode. We encourage stockholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 11:00 a.m. CST start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual meeting login page.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. All of the proposals described in this Proxy Statement are considered “non-routine” matters.

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors. The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2026 will be elected as directors of the Company, class of 2026. Thus, abstentions and broker non-votes will have no effect on the election of directors. The proposal related to the non-binding approval of executive compensation is advisory only and therefore does not require a particular number of affirmative votes. Although the advisory vote on executive compensation is non-binding, the Compensation Committee of the Board (the “Compensation Committee”) values the opinions of the Company’s stockholders, and will consider the outcome of the vote when making future executive compensation arrangements. For Proposal 3, stockholders may vote on an advisory basis whether they would prefer an advisory vote on compensation of the Company’s executive officers once every one year, two years or three years (or stockholders may abstain). The frequency option that receives the highest number of votes cast will be passed on an advisory basis. Although the advisory vote on Proposal 3 is non-binding, the Compensation Committee values the opinions of the Company’s stockholders, and will consider the outcome of the vote when making future executive compensation arrangements. For Proposal 4, the affirmative vote of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present is required to approve the amendment to the Company’s 2014 Equity Incentive Plan.
A properly executed proxy marked “Abstain” with respect to Proposal 4 will not be voted with respect to Proposal 4, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.
Shares of Common Stock present or represented at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.
The shares represented by each valid proxy received by the Company on the form solicited by the Board will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company, an instrument or transmission revoking it or a duly executed proxy bearing a later date.
In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone, or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.
All costs of preparing, printing, assembling, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings
Each year in connection with the Annual Meeting of Stockholders, the Company is required to send to each stockholder of record a Proxy Statement and Annual Report, and to arrange for a Proxy Statement and Annual Report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust, or other nominee. Because some stockholders hold shares of Common Stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:
Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 8550 Mosley Road, Houston, Texas 77075, or by telephone at (713) 947-4422.
Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other stockholders of the Company who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.
Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify the Company or your nominee, as applicable, and the Company or your nominee will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact the Company by mail at 8550 Mosley Road, Houston, Texas 77075, or by telephone at (713) 947-4422.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The terms of Christopher E. Cragg and Katheryn B. Curtis are scheduled to expire at the Annual Meeting or until their successors are duly elected and qualified under the Company’s bylaws. The terms of the remaining directors continue after the Annual Meeting. The Nominating and Governance Committee has nominated Christopher E. Cragg, Katheryn B. Curtis and Alaina K. Brooks for election as directors with terms scheduled to expire in fiscal year 2026 or until their successors are duly elected and qualified. Mr. Cragg and Ms. Curtis currently serve as directors of the Company. The Nominating and Governance Committee has nominated Ms. Brooks based upon her extensive industry background and experience as more fully described below.
Although the Board does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.
RECOMMENDATION OF THE BOARD
The Board recommends that the stockholders vote FOR the election of each of the nominees.
PROPOSAL NO. 2
ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 14A of the Exchange Act and the preference for annual non-binding advisory votes on executive compensation expressed by the Company’s stockholders at the 2017 Annual Meeting of Stockholders, the Board is providing the stockholders with the opportunity to endorse or not endorse the Company’s executive compensation (commonly known as “say-on-pay”) through consideration of the following non-binding advisory resolution:
“Resolved, that the stockholders approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”
Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will consider the outcome of the vote when making decisions regarding future executive compensation arrangements.
RECOMMENDATION OF THE BOARD
The Board recommends a vote FOR the advisory approval of the Company’s executive compensation. Unless otherwise indicated on your proxy, your shares will be voted FOR the advisory approval of the Company’s executive compensation.

PROPOSAL NO. 3
SELECTION OF FREQUENCY OF SAY-ON-PAY VOTES
In connection with the say-on-pay approval vote under Proposal No. 2 above, the Company is also requesting that the stockholders select the frequency that such a vote will be solicited from the stockholders. Stockholders will have the option to select to have such a vote every year, every two years or every three years.
RECOMMENDATION OF THE BOARD
The Board recommends voting for the option to have a say-on-pay vote every year with the understanding that the Board will consider the most recent prior advisory vote of the stockholders.
PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2014 EQUITY INCENTIVE PLAN TO (1) EXTEND THE TERM OF THE PLAN BY FIVE YEARS AND (2) INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN BY 600,000 SHARES FOR A TOTAL OF 1,350,000 SHARES
We are asking you to approve an Amendment (the “Amendment”) to the Powell Industries, Inc. 2014 Equity Incentive Plan (the “Plan”) to (1) extend the term of the Plan by five years and (2) increase the number of shares of the Company’s Common Stock that may be issued under the Plan by 600,000 shares for a total of 1,350,000 shares. The Board adopted the Amendment on December 21, 2022 upon recommendation by the Compensation Committee and has recommended that stockholders approve the Amendment. The Amendment will only become effective if approved by the stockholders at the 2023 Annual Meeting. If approved by the stockholders, the effective date of the Amendment will be February 15, 2023.
The Plan is currently set to expire by its terms on December 1, 2023. The Amendment would extend the term of the Plan for five years with a new expiration date of December 1, 2028. The Amendment would allow the Company to continue to provide equity-based compensation to its employees and consultants under the Plan in order to support the general purpose of the Plan to promote the success of, and enhance the value of, the Company by linking the personal interests of employees and consultants to the stockholders.
As of January 6, 2023, there were 166,724 shares of Common Stock available for future grants under the Plan (without giving effect to the Amendment) and 583,276 shares of Common Stock that have been granted or have vested under the Plan. We believe that the current number of shares of Common Stock available for future grants under the Plan is insufficient to support the general purpose of the Plan. In order to continue to make grants of equity in accordance with the Company’s compensation philosophy, the Compensation Committee and the Board have approved, and are asking you to approve, the Amendment to increase the number of shares of Common Stock that may be issued under the Plan by 600,000 shares for a total of 1,350,000 shares.
The Company anticipates that the requested number of increased shares for the Plan will be sufficient to meet the needs of our long-term incentive program for at least five years. A copy of the full text of the form of the Amendment is attached to this Proxy Statement as Appendix A.

Principal Terms of the Plan
The following summary of the principal terms of the Plan is qualified in its entirety by the full text of such Plan, a copy of which is incorporated by reference to our Annual Report on Form 10-K filed on December 6, 2022. You may also obtain, free of charge, a copy of the Plan by writing to the Corporate Secretary at 8550 Mosley Road, Houston, Texas 77075.
Purpose. The purpose of the Plan is to attract and retain employees and consultants by providing them with additional incentives, and to promote the success of the Company’s business.
Administration. The Board or one or more committees appointed by the Board administer the Plan. For this purpose, the Board has delegated general administrative authority for the Plan to the Compensation Committee. The Compensation Committee may delegate some or all of its authority with respect to the Plan to another committee of directors and may delegate certain limited award grant authority to one or more officers of the Company. (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this summary as the “Administrator.”) The Administrator determines the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Along with other authority granted to the Administrator under the Plan, the Administrator may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) approve form award agreements, (v) determine the terms and conditions of awards, (vi) amend outstanding awards, and (vii) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options without the approval of the stockholders of the Company.
Eligibility. Persons eligible to receive awards under the Plan include our employees and consultants. As of January 6, 2023, approximately 50 employees and zero consultants are eligible to participate in the Plan. The Administrator determines from time to time the participants to whom awards will be granted.
Performance-Based Awards. The Compensation Committee of the Board may designate any award, the exercisability or settlement of which is subject to the achievement of performance conditions, as a performance-based award. The Compensation Committee may select any number of performance objectives from the list of performance objectives set forth in the Plan or otherwise, in its sole discretion, when establishing the performance measures of a performance-based award, but such objectives must be set no later than 90 days after the beginning of the applicable performance period. The Plan allows performance objectives to be described in terms of objectives that are related to an individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.
Authorized Shares; Limits on Awards; Lapsed Awards. Currently, the maximum number of common shares that may be issued or transferred pursuant to awards under the Plan equals 750,000, all of which may be subject to incentive stock option treatment. Under the proposed Amendment, this maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the Plan would be increased by 600,000 shares for a total of 1,350,000 shares. As of January 6, 2023, 231,462 shares of Common Stock are subject to outstanding awards under the Plan. Additionally, the maximum number of shares subject to stock options and stock appreciation rights that are granted during any calendar year to any individual under the Plan is 250,000 shares. The total number of shares that may be issued for awards to any single participant during a calendar year for other stock-based awards (excluding stock options and SARs) is 100,000 and for cash awards is $2,500,000. If any outstanding award under the Plan expires, is terminated or is cancelled without having been exercised or settled in full, the shares of common stock subject to the expired, terminated or cancelled portion of the award shall be added to the maximum number of shares of common stock authorized under the Plan.
Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects our common stock, the aggregate number of shares of common stock available under the Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate. In addition, the Administrator may adjust the terms and conditions of awards in recognition of unusual or nonrecurring events affecting us or in response to changes in applicable laws, regulations or accounting principles.
Incentive Awards. The Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance-based awards, as well as other awards (described in the Plan) that are responsive to changing developments in management compensation. The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest in accordance with the schedule set forth in the applicable award agreement.
Stock Option. A stock option is the right to purchase common shares at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a nonstatutory stock option (“NSO”). ISO benefits are taxed differently from NSOs, as described under “Federal Income Tax Treatment of Awards under the Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.
SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a share of Common Stock on the date of grant. SARs may be granted in connection with other awards or independently.
Restricted Stock. A restricted stock award is typically for a fixed number of shares of Common Stock, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. A stock bonus may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.
Restricted Stock Units. A restricted stock unit is similar to a SAR except that it entitles the recipient to receive an amount equal to the fair market value of a common share.

Acceleration of Awards; Possible Early Termination of Awards. Upon a change in control of the Company, the vesting of all outstanding awards under the Plan will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. For this purpose, a change in control is defined to include certain changes in the majority of the Board, the sale of all or substantially all of the Company’s assets, and the consummation of certain mergers or consolidations.
Transfer Restrictions. Subject to certain exceptions, awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution, and are generally exercisable during the recipient’s lifetime only by him or her.
Termination of or Changes to the Plan. The Board may amend or terminate the Plan at any time and in any manner. Unless required by applicable law or listing agency rule, stockholder approval for any amendment will not be required. Unless previously terminated by the Board, the Plan will terminate on December 1, 2023 under the terms of the current Plan. Under the terms of the proposed Amendment, unless previously terminated by the Board, the Plan will terminate on December 11, 2028. Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.
Closing Stock Price
The closing price of the Company’s Common Stock on NASDAQ on December 30, 2022 was $35.18 per share.
Federal Income Tax Treatment of Awards under the Plan
Federal income tax consequences (subject to change) relating to awards under the Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
For “NSOs”, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. The Company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

New Plan Benefits
Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan.
Aggregate Past Grants Under the Plan
The following table sets forth the aggregate shares of Common Stock subject to awards granted to the individuals and groups identified below under the Plan as of January 6, 2023 since the inception of the Plan:
Name of Individual or Group	Number of Shares Subject to Options Granted	Number of Shares Subject to Restricted Stock and RSUs Granted
Brett A. Cope	—	189,700
Michael W. Metcalf	—	56,200
Milburn E. Honeycutt	—	46,400
All current and past employees, including officers who are not currently Named Executive Officers, as a group	—	422,176
Equity Compensation Plan Information
The following table summarizes information as of September 30, 2022 about our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities shown in the first column)(3)
Equity compensation plans approved by stockholders(1)	239,862	N/A	364,524
Equity compensation plans not approved by stockholders	—	N/A	—
Total	239,862	N/A	364,524
Note: (1)	Consists of shares of common stock issued or remaining available for issuance under the Plan and 2014 Non-Employee Director Equity Incentive Plan.
(2)	For performance-based awards, represents the number of shares issuable at target levels of performance.
(3)	Consists of 166,724 shares remaining available for issuance under the Plan and 197,800 shares remaining available for issuance under our 2014 Non-Employee Director Equity Incentive Plan.
RECOMMENDATION OF THE BOARD
The Board recommends that the stockholders vote FOR the approval of the Amendment. The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting, in person or by proxy, will be required for approval of the Amendment.

BOARD OF DIRECTORS
The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his or her name, age as of the date of the Annual Meeting, offices held with the Company, the date he or she first became a director, and the date of expiration of his or her current term as director.
Name	Age	Offices Held with Company	Director Since	Term Expires	Audit Committee	Compensation Committee	Nominating and Governance Committee
Alaina K. Brooks	48	None	—	—	—	—	—
Brett A. Cope	54	Chairman of the Board, President and Chief Executive Officer	2016	2025	—	—	—
Christopher E. Cragg	61	Director	2008	2023	Chair	Member	—
Katheryn B. Curtis	63	Director	2020	2023	—	Member	Member
James W. McGill	67	Director	2018	2024	Member	Chair	—
John G. Stacey	57	Director	2022	2025	—	Member	Member
John D. White	74	Director	2012	2024	—	—	Member
Richard E. Williams	64	Director	2016	2025	Member	—	Chair
The following biographies provide information on the principal occupation of each of the nominees and directors whose terms of office continue after the Annual Meeting and also describe the skills, qualifications and experience of each of the nominees and directors. None of the corporations listed (other than the Company) is an affiliate of the Company.
Alaina K. Brooks has been nominated to serve on the Powell Board of Directors effective February 15, 2023. Ms. Brooks currently serves as the Executive Vice President, Chief Legal and Administrative Officer and Secretary for EnLink Midstream, LLC. Prior to her current role, Ms. Brooks has held a number of General Counsel roles with EnLink Midstream LLC since 2008. Prior to joining EnLink Midstream LLC, she served as an attorney at Weil, Gotshal & Manges LLP since 2003 focusing on complex commercial litigation, and in 2000 served with Baker Botts LLP where she specialized in tax litigation and employment benefits. Ms. Brooks is a Certified Public Accountant in Texas and is a current board member of the Texas Pipeline Association. Ms. Brooks received her BS and MS in Accounting from Oklahoma State University and a JD from Duke University School of Law. Ms. Brooks brings the following experiences to Powell: Business and industry leadership serving as an executive officer in a publicly held energy company, with significant experience in mergers and acquisitions, corporate finance, corporate governance, compliance, enterprise risk management and sustainability.
Brett A. Cope joined Powell in 2011 assuming the role of the Vice President of Sales and Marketing. He was later promoted to the Chief Operating Officer in 2015 and then President and Chief Executive Officer effective October 2016. In 2019, Mr. Cope was elected as the Chairman of the Board of Directors. Prior to joining Powell Industries, Mr. Cope served as Group Vice President for ABB Ltd., responsible for the strategic development and execution of global business initiatives for ABB’s activities with ExxonMobil Corporation. Mr. Cope joined ABB in 1990, where he spent 20 years in various roles within Engineering, Project operations and Sales management. Mr. Cope holds a BS in Applied Science from Miami University in Oxford, Ohio. Mr. Cope brings extensive global leadership skills, as well as industry and domain product knowledge to the business as well as the Board.

Christopher E. Cragg joined Powell’s Board in 2008 and serves as the Chair of the Audit Committee. Mr. Cragg also serves as a member of the Compensation Committee, where he was the past Chair. Mr. Cragg’s career has included the roles of Executive Vice President of Operations for Oil States International, Inc., and President of multiple operating divisions. Prior to these roles, Mr. Cragg was Chief Accounting Officer for UMC Petroleum and was a Senior Manager with PricewaterhouseCoopers. He holds a degree from Southwestern University and currently serves as the Chair of their Board of Trustees. He is a registered CPA in the State of Texas. Mr. Cragg brings Powell the following experiences: Business leadership as an Executive Officer for a public company serving the oil and gas industry, expertise in financial and SEC rules, merger and acquisitions and resultant integration, and extensive oil and gas industry relationships with suppliers and customers.
Katheryn B. Curtis joined Powell’s Board in 2020 and serves as a member of the Compensation Committee, and as a member of the Nominating and Governance Committee. Ms. Curtis retired as the Senior Vice President, Generation, for Dominion Energy Virginia in 2022, a position she held since 2014. Prior to this role, she served as Vice President Retail Operations and Vice President Merchant Operations, both for Dominion Energy. Ms. Curtis is a trustee on the Board of the Virginia Holocaust Museum and also serves on the Executive Committee at UVA Wise College. She received her BA from the University of Virginia and her MBA from Virginia Commonwealth University. Ms. Curtis brings the following experiences to Powell: Business leadership as an executive leader of a major investor-owned utility, extensive leadership roles in the operation of power generation stations across the United States, renewable energy development and operations of domestic onshore and offshore wind and solar facilities, expertise in human resources, information technology, and new asset acquisition and integration.
James W. McGill joined Powell’s Board in 2018 and currently serves as the Chair of the Compensation Committee and as a member of the Audit Committee. Mr. McGill spent 40 years with Eaton Corporation PLC where he retired as the President of the Electrical Sector - Americas. His other roles included President Eaton Asia Pacific, Executive Vice President, Human Resources and Vice President Eaton Business System for Eaton Corporation. He currently serves on the Board of Badger Meter ((BMI: US). Mr. McGill received a BA Chemistry from Miami University. Mr. McGill brings the following experiences to Powell and the Powell Board: Executive Officer of a public company, extensive experience across a wide range of electrical markets both domestically and internationally, and significant experience in operations, human resources, quality, and supply chain management.
John G. Stacey joined Powell’s Board in 2022. Since 2008, Mr. Stacey has served as the Executive Vice President and Chief Human Resources Officer at Harman International Industries, a subsidiary of Samsung Electronics. Prior to joining Harman, Mr. Stacey held a variety of Human Resources roles with Labbatt Brewing Company and Anheuser-Busch Inbev SA/NV from 1990 through 2008, most recently serving as Vice President People, Inbev North America. He currently serves on the Board of Gentherm Incorporated (THRM:US), a global developer of thermal management technologies for the automotive industry. He is also a member of the CHRO Academy, an exclusive group made up of senior human resources professionals throughout the United States. Mr. Stacey received a Bachelor of Commerce with specialization in Human Resources and Industrial Relations from Memorial University of Newfoundland. Mr. Stacey brings the following experiences to Powell: Business and HR leadership experience across multinational environments, mergers and acquisitions and integration background and significant organizational and strategic planning experience.
John D. White joined Powell’s Board in 2012. He serves on the Nominating and Governance Committee and is currently the Lead Independent Director. Mr. White has served as a Fund Manager since 2006. He is currently Chairman of the Board of ImaGEN Inc. and Dent-Well, Inc. Mr. White Founded and was the Managing Director

of The Wind Alliance from 2009 to 2011. Prior to serving as a Judge Advocate in the Air Force, he earned a BS in Political Science from Texas A&M University and a JD from the University of Texas. After his service in the Air force, he served as in-house counsel for Texaco Inc. and was in the private practice of law in Houston for 25 years. He is Chairman Emeritus of the Texas A&M Board of Regents. Mr. White brings the following experiences to Powell and the Powell Board: Business leadership as CEO and Board Chairman for multiple companies, industry knowledge of the Energy Sector and extensive legal expertise.
Richard E. Williams joined Powell’s Board in 2016 and currently serves as the Chair of the Nominating and Governance Committee. He is also a member of the Audit Committee. Mr. Williams retired from Royal Dutch Shell after 36 years, spending 28 years in Shell Pipe Line Corporation, with various business and operations leadership roles and was the President of Shell Wind Energy from 2008 to 2013. His last assignment involved defining Shell’s initial Energy Transition framework for the Americas. Mr. Williams was Chairman of the Board for Houston Technology Center, the interim CEO of Houston Exponential, and is currently the President of CDM Partners, LLC. He obtained his BSEE from Penn State University and is a registered Professional Engineer in Texas, Louisiana and Pennsylvania. Mr. Williams brings the following experiences to Powell and the Board: Business Leadership for a leading alternative energy company, technical experience as a Professional Engineer, and extensive knowledge of the oil and gas and pipeline industries.
Board Structure, Committee Composition and Meetings
As of the date of this Proxy Statement, the Board was comprised of seven members, divided into three classes.
The Board is comprised of a majority of independent directors. The Board has determined that, as of the date of this Proxy Statement, Ms. Katheryn B. Curtis and Messrs. Christopher E. Cragg, James W. McGill, John G. Stacey, John D. White, and Richard E. Williams, are “Independent Directors” as such term is defined by Listing Rule 5605(a)(2) of The NASDAQ Stock Market, and that the current members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 (“the Exchange Act”). The Board based its determinations of independence primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships. The Board has also determined that Alaina K. Brooks would qualify as an Independent Director if elected based primarily on a review of the responses such nominee provided regarding employment and compensation history, affiliations and family and other relationships.
Six meetings of the Board were held during the fiscal year ended September 30, 2022. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all Committees of the Board during the period that such director served on such Committees.
It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on February 16, 2022, all of the Company’s Directors at that date were present. Stockholders may communicate with Directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board will be reviewed by the Secretary of the Company and directed to the members of the Board for their consideration.

Committees, Memberships and Meetings
The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the corporate governance rules of The NASDAQ Stock Market.
Audit Committee
The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all subsidiaries and the sufficiency of the audits of all Company activities. It is the Board’s agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication among other directors, the Company’s independent registered public accounting firm, internal audit and management as their duties relate to financial accounting, reporting and controls. The Audit Committee Charter does not expressly permit the Audit Committee to delegate its authority. The Audit Committee held five meetings during Fiscal 2022 and all meetings of the Audit Committee were separate and apart from meetings of the full Board.
Messrs. Christopher E. Cragg, James W. McGill and Richard E. Williams serve as members of our Audit Committee. The Board has determined that Mr. Cragg qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act, and that each member of the Audit Committee is an independent director. A copy of the Audit Committee Charter is available on the Company’s website, powellind.com, under the section entitled “Investors.” The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act.
Compensation Committee
The Compensation Committee provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and all subcomponent plans in which officers or directors are eligible to participate. The Compensation Committee regularly reviews the Company’s compensation practices, including the methodologies for setting the total compensation for senior management and officers. The Compensation Committee is responsible for determining compensation paid to the executive officers and for reviewing and recommending director compensation to the Board.
The Compensation Committee also strives to make the Company’s compensation competitive by comparing the Company’s practices and compensation levels against the results of surveys of related-industry companies. The Compensation Committee has the authority to directly engage independent consultants and periodically utilizes consultants to provide advice and recommendations regarding executive compensation. The Compensation Committee has the flexibility to exercise its independent judgment when establishing compensation policies, especially when rewarding individual performance. The Compensation Committee Charter does not expressly permit the Compensation Committee to delegate its authority.
Ms. Katheryn B. Curtis and Messrs. James W. McGill, Christopher E. Cragg and John G. Stacey serve as members of our Compensation Committee. The Board has determined that each member of the Compensation Committee is an independent director. The Compensation Committee held four meetings during Fiscal 2022. A copy of the Compensation Committee Charter is available on the Company’s website, powellind.com, under the section entitled “Investor Relations.”

Nominating and Governance Committee
The Nominating and Governance Committee is responsible for selecting director nominees for election by the stockholders to fill directorships with expiring terms and for appointing new members to the Board to fill unexpired terms of directorships vacated during the terms. Annually, the Nominating and Governance Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating and Governance Committee recommends to the Board a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. The Nominating and Governance Committee is also responsible for reviewing and monitoring the adherence to the Corporate Governance Guidelines adopted by the Board.
Ms. Katheryn B. Curtis and Messrs. Richard E. Williams, John G. Stacey and John D. White serve as members of our Nominating and Governance Committee. The Board has determined that each member of the Nominating and Governance Committee is an independent director. During Fiscal 2022, the Committee held four meetings. In December 2022, the Nominating and Governance Committee met and discussed the current director candidates, and recommended to the Board the election of the three candidates nominated above. A copy of the Nominating and Governance Committee Charter is available on the Company’s website, powellind.com, under the section entitled “Investor Relations.”
Director Compensation
The Company uses a combination of cash and equity based compensation in the form of restricted stock to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. Only directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee or reimbursement of out-of-pocket expenses for their services as directors.
For Fiscal 2022, compensation for non-employee directors was comprised of the following components:
		Cash Compensation	Common Stock
Quarterly Retainer – Audit Committee Chair		$12,000
Quarterly Retainer – Compensation Committee Chair		$11,000
Quarterly Retainer – Nominating and Governance Committee Chair		$10,500
Quarterly Retainer – All Other Directors		$9,000
Committee Meeting Fees	Audit	$1,500
(For Each Meeting Attended)	Compensation	$1,000
	Nominating and Governance	$1,000
Annual Restricted Stock Award (shares)			2,400
In addition to the above, the Company reimburses expenses related to attendance at meetings to directors.

The Company has stock ownership guidelines for its non-employee directors. Under these guidelines, each non-employee director is required to own and hold a minimum of 6,000 vested or unvested shares of the Company. Each non-employee director has three years to comply with the stock ownership guidelines and all non-employee directors are in compliance with the stock ownership guidelines, except that Mr. John G. Stacey has not yet reached the ownership target due to his tenure.
The stockholders voted at the February 26, 2014, meeting to approve the Director Plan (the “Director Plan”). The total number of shares of Common Stock currently reserved under the Director Plan is 350,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the Company.
Under the terms of the Director Plan, the maximum number of shares subject to stock options and stock appreciation rights that may be granted during any calendar year to any individual under the Director Plan is 12,000 shares. The total number of shares that may be issued for awards to any single participant during a calendar year for other stock-based awards (excluding stock options and SARs) is 4,000 shares. The Compensation Committee has determined that each non-employee director will receive 2,400 restricted shares of the Company’s Common Stock annually.

DIRECTOR COMPENSATION FOR FISCAL 2022
The table below summarizes the compensation paid by the Company to non-employee directors for Fiscal 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Christopher E. Cragg	50,500	55,416		105,916
Katheryn B. Curtis	42,000	55,416		97,416
Perry L. Elders(4)	42,000	55,416	14,500	111,916
James W. McGill	53,000	55,416		108,416
Thomas W. Powell	13,500	0	75,000	88,500
John G. Stacey	22,000	55,416		77,416
John D. White	40,000	55,416		95,416
Richard E. Williams	53,500	55,416		108,916
(1)
The amounts in this column reflect the aggregate grant date fair value, computed in accordance with ASC Topic 718, pursuant to our equity compensation plan. See Note K to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 for assumptions made by us in such valuation.

(2)
All of the referenced stock awards relate to the annual issuance of 2,400 shares of restricted stock to each of our directors, which vests in two equal installments. The first installment vests upon issuance and the second installment vests on the earlier of the first anniversary of the date of the grant or date of the next annual meeting of stockholders, accordingly 1,200 shares of unvested restricted stock remained outstanding as of September 30, 2022.

(3)
Mr. Powell is covered by the Company’s Executive Benefit Plan. Pursuant to Mr. Powell’s Executive Benefit Agreement executed under such Plan, following normal retirement after age 65 and having completed at least ten years of continuous employment, he is entitled to salary continuation payments of $150,000 per year for five years beginning October 1, 2008, and then $75,000 per year for ten years beginning October 1, 2013. Mr. Powell retired from the Board at the end of his term on February 16, 2022.

(4)	Mr. Elders resigned from the Board effective May 10, 2022. Mr. Elders entered into a consulting agreement with the Company through the end of Fiscal 2022 for an amount of $14,500.

CORPORATE GOVERNANCE
The Company has established Corporate Governance Guidelines, which may be found on the Governance & Leadership page of the Company’s website, powellind.com. The Corporate Governance Guidelines include the definition of independence used by the Company to determine whether its directors and nominees for directors are independent, which are the same qualifications prescribed under the Marketplace Rules of The NASDAQ Stock Market. Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings occur as an executive session without the management director in attendance in conjunction with regularly scheduled meetings of the Board throughout the year. From time to time during executive sessions, the independent directors meet with individual members of senior management. Because the Chairman of the Board is a member of management, the separate non-management sessions are presided over by an independent director elected by a majority of the non-management directors.
Board Leadership Structure
The Chairman of the Board is elected by the Board on an annual basis and does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer. The Board believes that the Board should retain flexibility to determine the leadership structure of the Company from time to time based on the best interests of the Company and our stockholders. Mr. Cope was appointed as Chairman on September 16, 2019. The Board has determined that the current structure, with a combined CEO and Chairman of the Board, is in the best interests of the Company and its stockholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows management to focus on execution of our strategic and business plans. In the Board’s opinion, Mr. Cope’s experience and leadership at the Company, as well as his more than 30 years of industry experience, makes him uniquely qualified for these combined roles.
In addition, the Board appointed Mr. White as Presiding Director of the Board effective February 26, 2021 for a two year term. The Presiding Director’s roles and responsibilities include, among other things, serving as a liaison and supplemental channel of communication between other members of the Board and the Chairman; presiding at executive sessions or other meetings of the Board in the absence of, or upon the request of, the Chairman; and performing such other duties as the Board may delegate from time to time.
Board’s Role in Risk Oversight
The Board utilizes the Company’s risk management process to assist in fulfilling its oversight of the Company’s risks. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in approving the Company’s business plans as promoted by management is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial risk exposures, including internal controls, and discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations and with conflict-of-interest issues that may arise. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. At least annually, the Nominating and Governance Committee considers risks related to corporate governance.
Risk Assessment in Compensation Programs
The Compensation Committee conducts an annual risk assessment to determine whether the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. This risk assessment process for Fiscal 2022 included a review of program policies and practices, program analysis to identify risk and risk control related to the programs and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although the Compensation Committee reviewed all compensation programs, it focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.
The Compensation Committee took the following risk considerations into account in developing the incentive plans:
•	Incentive plan metrics are aligned with our business strategy;
•	Performance objectives are balanced with the quality and sustainability of business results;
•	The full range of potential payouts under each plan is understood;
•	Short-term incentive payouts are capped;
•	Long-term incentive payouts are capped;
•	Leverage and ratio of incentive compensation to salary and total compensation are understood;
•	Performance, structure and target incentive plan opportunities are comparable to those of industry or peers;
•	The Compensation Committee may exercise discretion where appropriate;
•	The Company’s focus on long-term performance aligns with stockholder interests, and incentives are calculated over a time horizon that takes into account the risk horizon; and
•	The Compensation Committee reviews and discusses material risks when considering incentive programs.

Further to emphasize the alignment of our named executive officers’ interest with the interests of our stockholders, the Company has adopted the following policies and programs:
•	Stock ownership policy for executives ranging from 1 to 5 times base salary;
•
A policy to recoup compensation paid to an executive in the event the Company’s financial statements are restated and such restatement resulted from material non-compliance with financial reporting requirements;

•	A policy to prohibit an executive from engaging in a transaction to purchase a hedging instrument that protects the executive from downward changes in the Company’s stock price;
•	A policy that generally prohibits an executive from pledging stock of the Company that is otherwise held by him or her;
•	A policy to prohibit an executive from holding stock of the Company in a margin account;
•	A policy to prohibit the use of excise tax gross-ups in executive employment agreements, commencing with executive employment agreements entered into on or after October 1, 2013; and
•	Adoption of a limit on the number of shares that may be earned by each executive under long-term incentive awards, which replaces a prior compensation practice of no share limitation.
The above policies and procedures are designed to, among others, mitigate risk that any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company.
We believe that our incentive compensation programs provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk-management practices of the Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs. Based on the foregoing, the Compensation Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Review, Approval or Ratification of Transactions with Related Persons
The Company reviews any transaction exceeding $120,000 between the Company or a subsidiary of the Company and any of our directors, executive officers or any of their immediate family members or any nominee for director or a holder of more than 5% of any class of our voting securities. The Company’s Code of Business Conduct and Ethics requires disclosure by directors of any situation that involves, or may reasonably be inferred to involve, a conflict between a director’s personal interests and the interests of the Company. The Company’s practice when such matters have been disclosed has been to refer the matter for consideration and final determination by the Audit Committee or the independent directors of the Board, or both, who then consider the fairness of the transaction to the Company, as well as other factors bearing upon its appropriateness. In all such matters, any director having a conflicting interest abstains from voting on the matters.
Code of Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained at the Investor Relations section of the Company’s website, powellind.com, or by written request addressed to the

Secretary, Powell Industries, Inc., 8550 Mosley Road, Houston, Texas 77075. The Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of its Code of Business Conduct and Ethics that apply to the Chief Executive Officer and Chief Financial Officer by posting such information on the Company’s website.
Hedging Policies
We have adopted policies that prohibit members of our Board and our officers and employees from purchasing instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in market value of our equity securities.
Communications with the Board
The Board, comprised of a majority of independent directors, has unanimously approved a process for stockholders, or other interested persons, to communicate with the Board. This process is located on the Governance & Leadership page of the Company’s website, powellind.com. The relevant document is titled “Corporate Governance Guidelines” and can be found under XI. Communication with Independent Directors.
In addition, stockholders, or other interested persons, wishing to communicate with the Board for anonymous complaints about accounting, internal accounting control and auditing issues may call the Company’s toll-free governance hotline at 1-877-217-4661. The Audit Committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be passed on to the Board. Stockholders, or other interested persons, calling the hotline should provide a sufficiently detailed description of the nature of the matter that the person wishes to communicate with the Board, as well as a name, telephone number, email address, or other contact information so that the Company can either respond to the communication or obtain additional information about the matter.
Nomination Process
The Nominating and Governance Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Governance Committee c/o the Secretary, Powell Industries, Inc., 8550 Mosley Road, Houston, TX 77075, and should be accompanied by the following information:
•
All information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	The name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and
•	Appropriate biographical information and a statement as to the qualifications of the nominee.
The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.
Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds, and views and to complement the Board’s existing strengths. The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board by preparing a slate of candidates who meet the criteria for selection as a nominee and have specific qualities or skills being sought based on input from members of the Board. When formulating its recommendations for potential Board nominees, the Nominating and Governance Committee seeks and considers advice and recommendations from management and other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants, or other advisors as the Nominating and Governance Committee or the Board may deem appropriate. In Fiscal 2022, the Nominating and Governance Committee retained a search firm to assist in identifying potential candidates for nomination to the Board of Directors. As a result, Alaina K. Brooks was recommended to the Nominating and Governance Committee as a potential Board nominee.
The Nominating and Governance Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Nominating and Governance Committee. Members of the Board also have an opportunity to interview qualified nominees. The Nominating and Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating and Governance Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating and Governance Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not previously received a stockholder recommendation for a nominee for director. The Nominating and Governance Committee is responsible for appointing new members to the Board to fill the unexpired term of a directorship vacated during the term or new directorships created by any increase in the size of the Board.
Board membership criteria, which are disclosed in the Company’s Corporate Governance Guidelines on the Governance page of the Company’s website, powellind.com, are determined by the Board with input from the Nominating and Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences and characteristics required of Board candidates, taking into account the Company’s needs and current makeup of the Board.
This assessment should include appropriate knowledge, experience and skills in areas deemed critical to understanding the Company and its business, the candidate’s commitments to the boards of other companies, and personal characteristics, such as integrity and judgment. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. It is the Board’s opinion that the qualification guidelines included in the Company’s Corporate Governance Guidelines are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant. The Board established the age of 75 as the age after which an independent director will not stand for reelection at the end of such director’s then current term and has established five as the maximum number of consecutive terms a director may serve. Mr. Cragg joined Powell’s Board in 2008 and was elected to his first term by stockholders in 2011. Mr. Cragg is currently seeking his fifth consecutive term elected by stockholders. As Mr. Cragg currently qualifies as the Board’s only “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K, the Board has waived the consecutive-term restriction for Mr. Cragg to the extent necessary.

Practices for Considering Diversity
The minimum criteria for selection of members to serve on our Board ensures that the Nominating and Governance Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the electrical equipment and energy industries, engineering, manufacturing, finance, consulting, international affairs, public service, governance and regulatory compliance. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees as a group. These evaluations assess the diversity of talents, expertise, and occupational and personal backgrounds of the Board members.
Director Qualifications
When identifying director nominees, the Nominating and Governance Committee will consider the following:
•	The person’s reputation, integrity and independence;
•
The person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the Board and the current state of the Company and the electrical distribution and energy industries generally at the time of determination;

•	The number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the Company; and
•	The person’s knowledge of areas and businesses in which the Company operates.
The Nominating and Governance Committee and the Board believe the above mentioned attributes, along with the aforementioned leadership skills and other experience of its Board members and nominees under the heading, “Board of Directors” above, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.
Corporate Responsibility
Our Board of Directors, together with management, is committed to creating long-term value for our customers, employees, suppliers, investors and the communities where we operate through sustainable business practices. In 2020, the Company published our inaugural Corporate Responsibility Report to further communicate our commitment towards a more sustainable future through ongoing internal initiatives. The Company’s Corporate Responsibility Report is prepared in accordance with the Sustainability Accounting Standards Board (SASB) for Electrical and Electronic Equipment.
The focus areas in our 2022 Corporate Responsibility Report include, but are not limited to the following:
•	Ethical business practices and governance;
•	Employee engagement, well-being and development;
•	Diversity, Equity and Inclusion;
•	Health and safety in the workplace; and
•	Sustainable supply chain.
Additional information regarding these topics are available in our 2022 Corporate Responsibility Report, located on our website at powellind.com.

NOMINATING AND GOVERNANCE COMMITTEE REPORT
The Nominating and Governance Committee, upon its own recommendation and approval of the independent members of the Board, recommended that the Board nominate Mr. Christopher E. Cragg, Ms. Katheryn B. Curtis and Ms. Alaina K. Brooks for election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2026 or until their successors are duly elected and qualified, and has otherwise satisfied its responsibilities under its charter.
The Nominating and Governance Committee of the Board,
Richard E. Williams, Chairman
Katheryn B. Curtis
John G. Stacey
John D. White

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of January 3, 2023 (unless otherwise indicated below), the beneficial ownership of our Common Stock by each stockholder known to us to be the beneficial owner of more than five percent (5%) of the Company’s outstanding Common Stock, each director and nominee for director, each of the named executive officers and all executive officers and directors as a group. Unless otherwise indicated, the address for all current executive officers and directors is c/o Powell Industries, Inc., 8550 Mosley Road, Houston, Texas 77075.
Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)	Percent of Class
Thomas W. Powell P.O. Box 300 Giddings, TX 78942	2,546,271(2)	21.5%
BlackRock, Inc. 55 East 52nd Street York, NY 10022	1,417,866(3)	12.0%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	781,858(4)	6.6%
Vanguard Group, Inc. PO Box 2600 V26 Valley Forge, PA 19482	618,829(5)	5.2%
Alaina K. Brooks (director nominee)	—	*
Brett A. Cope	134,504(6)	*
Christopher E. Cragg	19,200(7)	*
Katheryn B. Curtis	7,200(7)	*
Milburn E. Honeycutt	35,615(8)	*
James W. McGill	13,200(7)	*
Michael W. Metcalf	36,834(9)	*
John G. Stacey	2,400(7)	*
John D. White	19,300(7)	*
Richard E. Williams	16,200(7)	*
All Executive Officers and Directors as a group (9 persons)	284,453(10)	2.4%
*	Less than one percent (1%).
(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.
(2)
Mr. Powell has sole voting power and sole investment power with respect to 2,546,271 of such shares, of which 747,643 are held directly and 1,798,628 are held by TWP Holdings, Ltd., a limited partnership controlled by Mr. Powell.

(3)
The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2022, based on a Schedule 13F-HR dated November 14, 2022, filed by BlackRock, Inc. According to the Schedule 13F-HR, BlackRock, Inc. exercises sole investment power with respect to all 1,417,866 shares, sole voting power with respect to 1,405,821 shares and no voting power with respect to 12,045 shares.

(4)	The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Schedule 13F-HR dated November 10, 2022, filed by Dimensional Fund Advisors LP. According to the Schedule 13F-HR, Dimensional Fund Advisors LP exercises shared investment power with respect to all 781,858 shares, sole voting power with respect to 736,351 shares, shared voting power with respect to 28,873 shares and no voting power with respect to 16,634 shares.
(5)
The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2021, based on a Schedule 13F-HR dated November 14, 2022, filed by Vanguard Group, Inc. According to the Schedule 13F-HR, Vanguard Group, Inc. exercises sole investment power with respect to 610,623 shares, shared investment power with respect to 8,206 shares, shared voting power with respect to 4,643 shares and no voting power with respect to 614,186 shares.

(6)	Includes 37,434 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan.
(7)	Includes 1,200 shares of restricted stock issued in accordance with the Company’s 2014 Non-Employee Director Equity Incentive Plan.
(8)
Includes 7,133 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan and 399 shares held in trust for the account of Mr. Honeycutt under the Employees Incentive Savings Plan of the Company.

(9)	Includes 21,434 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan.
(10)
Includes 7,200 shares of restricted stock issued in accordance with the Company’s 2014 Non-Employee Director Equity Incentive Plan and 66,001 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan.

EXECUTIVE OFFICERS
The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of the Company.
Name	Age	Since	Position
Michael W. Metcalf(1)	55	2018	Executive Vice President and Chief Financial Officer
Milburn E. Honeycutt(2)	59	2005	Vice President, Controller and Chief Accounting Officer
Notes: (1)
Mr. Metcalf was elected Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company effective December 13, 2018. Mr. Metcalf previously served as Executive Vice President of the Company since November 5, 2018. From April 2011 to October 2015, he served as Chief Financial Officer of Global Supply Chain and Operations at GE Oil & Gas. Mr. Metcalf then served as Chief Financial Officer of Production Solutions at GE Oil & Gas from November 2015 to August 2017. From August 2017 to August 2018, he was Chief Financial Officer of Artificial Lift Systems at Baker Hughes, a GE company. From August 2018 to October 2018, Mr. Metcalf served as Chief Financial Officer of Aeroderivative Products at GE Power.

(2)
Mr. Honeycutt was elected Vice President, Controller and Chief Accounting Officer of the Company by the Board at its September 14, 2011 meeting which election became effective on that date. Mr. Honeycutt previously served as Vice President and Controller of the Company since April 15, 2005.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis describes the design and purpose of our compensation programs applicable to our officers listed in the Summary Compensation Table. We refer to these officers as our Named Executive Officers (“NEOs”). For Fiscal 2022, they include Mr. Brett A Cope, President, Chief Executive Officer and Chairman of the Board; Mr. Michael W. Metcalf, Executive Vice President and Chief Financial Officer and Mr. Milburn E. Honeycutt, Vice President, Controller and Chief Accounting Officer. The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy.
Overview
Our executive compensation program covering our NEOs is designed to attract and retain critical executive talent, to motivate behaviors that align with stockholders’ interests and to pay for performance. The majority of our NEOs’ pay is variable and contingent on performance.
For Fiscal 2022, the Company has structured its compensation programs so that the annual cash incentive program is 100% performance-based and 50% of annual grants of equity vest based on targets established by the Compensation Committee. The Company has adopted a peer group comprising companies that operate primarily in Powell’s industry and are of reasonably comparable size. To ensure pay is competitive with market practices, we conduct periodic studies that, in conjunction with individual performance assessments, are used to assist in determining the total target direct compensation of our NEOs.
It is the judgement of the Compensation Committee that the judicious use of relevant market surveys and the structuring of performance-based compensation communicate the Company’s commitment to reasonable compensation opportunities for the Company’s executive officers that are consistent with returns realized by stockholders. Further, to emphasize the alignment of our NEOs’ interests with the interests of our stockholders, the Company has adopted the following policies and programs:
•
Stock ownership policy for executives ranging from 1 to 5 times base salary. While all executives are in compliance with the Company’s policy, Mr. Metcalf has not yet reached the ownership target due to his time in position;

•
A recoupment policy, to recoup compensation paid to an executive in the event the Company’s financial statements are restated and such restatement resulted from material non-compliance with financial reporting requirements;

•	A policy to prohibit an executive from engaging in a transaction to purchase a hedging instrument that protects the executive from downward changes in the Company’s stock price;
•	A policy that generally prohibits an executive from pledging stock of the Company that is otherwise held by him or her;
•	A policy to prohibit an executive from holding Company stock in a margin account;
•	A policy to prohibit the use of excise tax gross-ups in executive employment agreements, commencing with executive employment agreements entered into on or after October 1, 2013; and

•	Adoption of a limit on the number of shares that may be earned by each executive under long-term incentive awards, which replaces a prior compensation practice of no share limitation.
Finally, the Compensation Committee took the following considerations into account in developing the incentive plans:
•	Incentive plan metrics are aligned with our business strategy;
•	Performance objectives are balanced with the quality and sustainability of business results;
•	The full range of potential payouts under each plan is understood;
•	Short-term incentive payouts are capped;
•	Long-term incentive payouts are capped;
•	Leverage and ratio of incentive compensation to salary and total compensation are understood;
•	Performance, structure and target incentive plan opportunities are comparable to those of the industry or peers;
•	The Compensation Committee may exercise discretion where appropriate;
•	The Company’s focus on long-term performance aligns executives with stockholder interests, and incentives are determined over a time horizon that is consistent with the Company’s business cycle; and
•	The Compensation Committee reviews and discusses material risks when considering incentive programs.
Our Fiscal 2022 Performance
Although target incentive opportunities are set by reference to market data, the incentive plan terms provide for actual payouts to be based upon actual performance results. For Fiscal 2022, short-term incentives were paid at above target levels for the NEOs as performance results exceeded the Company’s established goal. For Fiscal 2022, long-term equity incentives were also awarded as the Company’s performance results exceeded the threshold target over the three year period ending September 30, 2022 as established by the Board of Directors.
Executive Total Compensation Philosophy and Objectives
The Compensation Committee works to ensure that the total compensation paid to the Company’s executive team is fair, reasonable and competitive.
The Compensation Committee’s philosophy regarding the executive compensation program for our NEOs has been to provide compensation structured to maximize shareholder value by aligning the short-term and long-term interests of our executive officers with those of our investors. Our programs are intended to:
•	Attract, motivate, reward and retain key executive talent required to achieve corporate strategic objectives;
•	Reinforce the relationship between strong individual performance of executives and business results; and
•	Encourage our executives to focus on both the short-term and long-term performance of the Company.

The compensation offered by the Company to its officers is intended to be competitive within the markets in which we compete for executive talent. The Compensation Committee considers market reference points developed from peer company data and surveys and uses this information to assure that compensation programs are sufficient to attract and retain executive talent.
Compensation programs are designed so that a significant portion of executive pay opportunities are “at risk,” meaning that the ultimate compensation realized by our NEOs is tied to the Company’s financial and equity performance. In structuring incentive pay, the Compensation Committee is mindful that incentive programs should be reflective of the market conditions in which the Company operates while not encouraging excessive risk taking. Accordingly, the Compensation Committee structures programs that are designed to balance short-term results and long-term, multi-year outcomes.
The response from the Company’s stockholders at the annual meeting held in 2022 in regard to the advisory vote relating to compensation paid to executives was positive. Nevertheless, the Compensation Committee will, as a matter of practice, continually review the effectiveness and appropriateness of compensation practices and make adjustments based on internal considerations and external input as required and has responded as described in the “Overview” above.
Committee Overview
The Compensation Committee is comprised of Ms. Curtis and Messrs. Cragg, McGill and Stacey. Mr. McGill serves as the Compensation Committee’s Chairman. Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NASDAQ; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee operates under a written charter adopted by the Board.
The Compensation Committee reviews and approves all compensation elements for the NEOs, including the Chief Executive Officer (“CEO”). In fulfilling its duties, the Compensation Committee considers information and recommendations from the CEO and may, under its charter, engage the services of an independent compensation consultant.
The Compensation Committee has, from time to time, engaged the services of independent consultants. Prior to entering into such engagements, the Compensation Committee determined that the consultant(s) met the independence criteria under guidelines adopted by the NASDAQ in regards to compensation committee advisor independence and (ii) the consultant’s work did not raise any conflicts of interest. Under the scope of past engagements, these consultant(s) have advised the Compensation Committee on market compensation levels and incentive plan matters. No such services were provided in fiscal 2022.
The Compensation Committee works with the Company’s CEO to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. The Compensation Committee on occasion meets with the Company’s CEO and other executives to obtain recommendations with respect to the Company’s compensation programs and practices. Although management makes recommendations to the Compensation Committee regarding compensation of NEOs, the Compensation Committee is not bound by management’s recommendations. While our CEO attends Compensation Committee meetings, he is not present during voting or deliberations with respect to his compensation. The Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.

Executive Compensation Elements
The Company’s executive compensation program is comprised of the following elements:
•	Base Salary;
•	Short-Term Cash Incentive Plan;
•	Long-Term Compensation Plan, or LTCP; and
•	Benefits and Certain Perquisites.
Base Salary. The Company pays base salaries to executive officers in order to compensate them for day-to-day services rendered to the Company over the course of each year. Salaries for executive officers are reviewed annually by the Compensation Committee. In determining individual salaries, the Compensation Committee considers the scope of the executive’s job responsibilities, unique skill sets and experience, individual contributions, market conditions, current compensation as compared to the results of peer analyses and surveys of related-industry companies, as well as the specific actions and strategic activities of such executive officer for the prior year. In particular, the Compensation Committee reviews the CEO’s job performance for the prior year, from both a quantitative aspect and a qualitative aspect as noted below under “Compensation Opportunities for Fiscal 2022.”
Short-Term Cash Incentive Compensation. The Company utilizes cash incentive pay in order to incentivize the achievement of specific operating and financial objectives that are determined on an annual basis. The methodology for determining annual cash incentive pay is identical for each of our NEOs.
Long-Term Compensation. It is the Company’s opinion that the interests of stockholders are best served when a portion of employee compensation is tied to the long-term performance of the Company and the value realized by its investors. Pursuant to the Company’s 2014 Equity Incentive Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other equity-based awards. Recently, the Company has used time and performance-vesting restricted stock unit awards as a means to incentivize long-term employment and performance and to align individual compensation with the objective of building long-term stockholder value.
The Compensation Committee’s goal is to make all annual compensation decisions, including approval of equity awards to NEOs, at its regularly scheduled meetings.
Benefits and Certain Perquisites. The Company provides its NEOs with a very limited number of perquisites that the Compensation Committee believes are reasonable and consistent with its overall goal of offering competitive compensation programs. The Compensation Committee periodically reviews the levels of perquisites provided to the NEOs to assure they remain reasonable and appropriate.
401(k) Plan. Powell Industries, Inc. 401(k) Plan is a tax-qualified retirement savings plan in which most U.S. employees, including the NEOs, are eligible to participate. Key elements of the plan include: (1) participants may elect to make contributions on a pre-tax basis, (2) contributions are limited by the Code, (3) the Company matches 50% of the first 6% of pay that is contributed to the savings plan, and (4) all employee contributions vest immediately. NEOs participate in the 401(k) Plan on the same basis as other employees of the Company.

Deferred Compensation Plan. The NEOs are eligible to participate in the Powell Industries, Inc. Deferred Compensation Plan, which is a non-qualified retirement savings plan intended to comply with Code Section 409A in terms of its design and administration. This Plan provides the opportunity to increase deferrals of base salary and to elect deferrals of annual cash incentive compensation awards. Key elements of the plan include: participants can contribute up to 50% of their base salary and 100% of their short-term cash incentive compensation awards in excess of the amounts eligible to be contributed to the Company’s 401(k) Plan. Base salary and short-term cash incentive compensation deferrals are eligible for an employer matching contribution. Employee contributions and earnings credits on account balances vest immediately.
Factors Considered When Determining Total Compensation
Peer Group Information. The Compensation Committee sets base salaries and short-term and long-term incentive target levels based in part on market reference points that reflect its consultant’s analysis of the compensation practices of a peer group of companies in similar industries, of reasonably similar size and with comparable business cycles. Additional market information may be considered using survey data obtained from Equilar, Inc. While the Company does not use the median of market practice as a reference point, it does consider the market median as an informal benchmark for measuring the overall competitiveness of executives’ total compensation opportunity given each individual’s performance, qualifications and experience and the performance of the Company.
In September 2022, the Compensation Committee made a thorough review of the companies that had comprised the peer group in prior years and determined that it was prudent to replace two of the companies in the peer group as a result of one being acquired and the other not meeting capitalization criteria. It is the Compensation Committee’s intent to routinely review the make-up of the peer group and, in consultation with its independent consultant, to make adjustments to the composition of the group as deemed appropriate. The companies approved as the Fiscal 2022 peer group are listed below.
Compensation Peer Group for Fiscal 2022
Altra Industrial Motion Corporation	Ameresco, Inc.	A. O. Smith Corporation
AZZ Inc.	Belden, Inc.	Daktronics, Inc.
EnerSys	Franklin Electric Company, Inc.	Gibraltar Industries, Inc.
Littelfuse, Inc.	LSI Industries, Inc.	Matthews International Corp.
Preformed Line Products Company	Thermon Group Holdings, Inc.	Woodward, Inc.

External Market Conditions and Individual Factors. In addition to using peer and survey data, the Compensation Committee also takes into account external market conditions and individual factors when establishing the total compensation of each NEO. Some of these factors include the executive’s performance, level of experience, tenure, responsibilities and position, in addition to competitive pressures for that position within the industry, economic developments, the condition of labor markets and the financial and market performance of the Company. The Compensation Committee uses tally sheets that outline the executive’s historical and proposed compensation. The Compensation Committee also considers internal equity when evaluating the compensation of our NEOs relative to one another.

The Company has adopted the following policies to assure that executives’ interests are aligned with those of stockholders, that there is a mechanism to recover compensation when this payment was not consistent with Company policy and to mitigate against risks inherent in compensation programs:
Executive Incentive Award Recoupment Policy
The Company has adopted a policy that (i) in the event of a restatement of the Company’s financial results (a “Restatement”) due to material noncompliance with any financial reporting requirement or misconduct by an executive or (ii) in the event no Restatement is required but the Board determines an executive engaged in misconduct that contributed to inaccurate operation metrics; with (i) or (ii) resulting in any performance-based compensation paid during the 12 months preceding such Restatement that would have been lower had it been calculated based on such restated results, the Compensation Committee may, to the extent practicable and permitted by applicable law, seek to recover from such executive all of the incentive compensation paid to such executive or credited to such executive’s deferred compensation account for the relevant period.
Executive Stock Ownership Policy
The Company has adopted an executive stock ownership policy to (i) emphasize the link between the Company’s executives and the long-term interests of the Company’s stockholders and (ii) enhance the image of the Company by openly communicating to investors, lenders, market analysts and the public that the interests of the Company’s executives are directly tied to the long-term success of the Company through personal capital investment in stock of the Company. Pursuant to the Company’s stock ownership policy, certain executives are expected to accumulate and retain shares of the Company’s stock in order to achieve target ownership levels that are one to five times the executive’s base salary, depending on the executive’s position and title with the Company.
For Fiscal 2022 the ownership targets were:
President and Chief Executive Officer	Five (5) times base salary
Executive Vice President and Chief Financial Officer	Three (3) times base salary
Vice President and Chief Accounting Officer	One (1) times base salary
Executive Hedging and Pledging Policy
The Company has adopted a policy that prohibits certain executives from (i) engaging in any transaction to purchase hedging instruments that protect against downward changes in the Company’s stock price or (ii) holding securities of the Company in a margin account or pledging securities of the Company as collateral for any other loan. Shares subject to the Executive Hedging and Pledging Policy are limited to shares of the Company’s Common Stock that are subject to the Executive Stock Ownership Policy. In limited circumstances and on a case-by-case basis, an exception to the prohibition described in “(ii)” above may be granted by the Chief Executive Officer (or the Compensation Committee if the executive in question is the Chief Executive Officer.)

How the Company Determines Changes in Compensation for Named Executive Officers
Chief Executive Officer. The Compensation Committee evaluates the CEO’s performance based on:
•	The Company’s financial performance;
•	The accomplishment of long-term strategic objectives;
•	The development of the Company’s top management team;
•	Specific objectives assigned to the CEO; and
•	Leadership accomplishments.
The Compensation Committee considers the performance of the CEO compared to objectives and the general economic environment when determining his compensation. The Compensation Committee is responsible for ensuring that the views of the Board with respect to the performance of the CEO are reviewed and discussed with him on a periodic basis. The Compensation Committee makes final decisions regarding the CEO’s compensation.
Other Named Executive Officers. Each year the CEO submits to the Compensation Committee a performance assessment and compensation recommendation for each of the other NEO’s. The CEO also participates in the discussions with the Compensation Committee prior to their approval of compensation for such officers. The performance evaluation is based on factors such as:
•	Achievement of individual and the Company’s objectives;
•	Contribution to the Company’s performance; and
•	Leadership accomplishments.
While the Compensation Committee gives weight to the views of the CEO on executive compensation matters, the Compensation Committee may take other considerations into account. Ultimately, final compensation determinations are made at the Compensation Committee’s discretion.
Compensation Opportunities for Fiscal 2022
The base salary, short-term incentive opportunity and long-term incentive opportunity established for each of our NEOs are intended to provide total target compensation appropriately positioned competitively for individuals in comparable positions and in markets in which we compete for executive talent. Consistent with our objectives, 73% of our CEO’s total target pay opportunity is offered in the form of short-term and long-term incentives. The following table shows Fiscal 2022 target direct compensation opportunities for our NEOs:
Target Pay Opportunity for Fiscal 2022
Named Executive Officer	Base Salary	Short-Term Incentive Target (Percent of Base Salary)	Long-Term Incentive Target (Percent of Base Salary)	Total Target Pay Opportunity
Brett A. Cope	$520,000	125%	150%	$1,950,000
Michael W. Metcalf	$338,000	75%	75%	$845,000
Milburn E. Honeycutt	$262,000	50%	60%	$550,200

Salary and Total Pay Opportunity. In September 2021, the Compensation Committee considered whether adjustments to NEO salaries and incentive opportunities were appropriate for Fiscal 2022. After review, and upon management recommendation, the Compensation Committee left NEO salaries unchanged. Additionally, target incentive opportunities were also reviewed but were left unchanged.
Short-Term Incentives. In September 2021, the Compensation Committee approved the use of EBITDA and Working Capital as the determinant of short-term cash incentive compensation for Fiscal 2022. The table below sets forth the short-term cash incentive compensation opportunity for each NEO.
Short-term Cash Incentive Compensation Opportunity
Named Executive Officer	Threshold(1) (Percent of Base Salary)	Target (Percent of Base Salary)	Maximum, or Overachievement(2) (Percent of Base Salary)
Brett A. Cope	62.5%	125%	250%
Michael W. Metcalf	37.5%	75%	150%
Milburn E. Honeycutt	25%	50%	100%
Notes: (1)	Threshold is 50% attainment of the target objectives for the fiscal year.
(2)	The maximum, or over achievement, percentage is 200% attainment of the targeted objectives for the fiscal year.
Fiscal 2022 Financial Objectives:
For Fiscal 2022, management prepared a report on the achievement of short-term cash incentive goals which were reviewed and approved by the Compensation Committee. The amounts set forth below show the target values for achieving the threshold, target and maximum levels established for each financial objective. The table below discloses the Fiscal 2022 program threshold, target and maximum targets that were approved in advance of the fiscal year as well as the actual outcomes that led to payouts that were above target.
	Threshold	Target	Maximum	Actual	Actual Performance Multiplier
EBITDA ($MM)(1)	$—	$6.5	$15.0	$18.6	200.0%
Working Capital (% of Revenue)(2)	14.58%	9.72%	4.86%	13.30%	63.2%
Notes: (1)	EBITDA is calculated from the Company’s audited financial statements as Income (loss) before income taxes less Interest income, Interest expense, Amortization of intangible assets, and Depreciation.
(2)	Working Capital is defined as the average current assets (excluding cash) less current liabilities for previous thirteen months divided by annual Revenue.
The table below summarized the Short-term Incentive Compensation program for Fiscal 2022.
	EBITDA 75%	Working Capital 25%	Performance Summary 100%	Short-Term Incentive Award
Brett A. Cope	200.0%	63.2%	165.8%	$1,077,651
Michael W. Metcalf	200.0%	63.2%	165.8%	$420,284
Milburn E. Honeycutt	200.0%	63.2%	165.8%	$217,188

Long-Term Incentives: In September 2021, the Compensation Committee elected to use two long-term compensation vehicles for each of our NEOs for Fiscal 2022. All officers participate in long-term performance-vesting restricted stock unit awards and in time-vesting restricted stock unit awards; 50% of the target value of each executive’s long-term incentive opportunity is performance-vesting restricted stock unit awards, and 50% of the target value of each executive’s long-term incentive opportunity is time-vesting restricted stock units. The number of performance-based restricted stock units and time-vesting restricted stock awards was determined by dividing the target compensation amount by the value of one share of the Company’s Common Stock. The value used in the calculation was the average of the high/low stock price on September 30, 2021.
Time-vesting restricted stock unit awards vest on a pro-rata basis over a three-year period. Vesting of performance-based restricted stock unit awards awarded executive officers is dependent on (i) such officer’s continued service for three years following the award and (ii) the Company achieving a specified performance objective over such three-year period. The Compensation Committee chose a three-year vesting period because it believes such a requirement is consistent with the practices of other companies in the markets in which Powell competes. In 2021, the Compensation Committee changed the long-term compensation metrics from a three year cumulative Net Income basis to two metrics: a three year aggregate EBITDA% and a weighted Safety performance metric (Experience Modification Rating) as the two performance measures for the performance-vesting awards. The Safety performance is weighted 60% in the most recent year, 30% in the second year and 10% in the third year. The Compensation Committee believes that these metrics will encourage growth in strategic areas of the business, enhancing profitability and improving the quality of revenue while maintaining safe operational processes.
The actual number of performance shares earned will be determined according to the table below by multiplying the percentage earned by the number of performance-based restricted stock units initially awarded on October 1, 2021. The number of performance units earned when performance falls between threshold and target is determined by straight-line interpolation. The slope of the line established for performance between threshold and target is extended for results above target. The number of units that may be earned is capped, and level of EBITDA% or safety performance rating in excess of 200% of target will not be considered in determining performance-based long-term incentive outcomes.
Time-based restricted stock and performance-based restricted units awarded to NEOs on October 1, 2021, were as follows:
Named Executive Officer	Performance-Vesting Restricted Shares	Time-Vesting Restricted Units
Brett A. Cope	15,600	15,600
Michael W. Metcalf	5,100	5,100
Milburn E. Honeycutt	3,200	3,200

Long-Term Performance Award Vesting Schedule
(Percent of Performance Units that Vest)
Performance-based long-term incentive Restricted Stock Units granted on October 1, 2021, for the three-year period ending September 30, 2024, contingent on the Company’s achievement of net income and safety objectives, will vest as shown in the table below:
	Weighting	Threshold	Target	Maximum
EBITDA% (% Target)	80%	50%	100%	200%
Safety (Experience Modification Rating) (% Target)	20%	50%	100%	200%
Vesting of Prior Year Awards
Performance-based long-term incentive awards effective for the three-year period ending September 30, 2022, were contingent on the Company’s achievement of net income objectives. Target numbers of shares, performance targets, performance outcomes and shares earned (as verified by the Compensation Committee) under the award are shown in the table below:
Fiscal 2020-2022 Performance Award Metrics and Outcomes
	Threshold	Target	Maximum	Actual(1)	Performance Multiplier
Net Income ($MM)	$25.0	$50.0	$100.0	$25.2	50.3%
Notes: (1)	Actual net income was adjusted to exclude the favorable impact of a valuation allowance release against the Canadian net deferred tax assets.
Performance Shares Earned
	Target Shares (1)(2)	Performance Multiplier	Shares Earned
Brett A. Cope	10,000	50.3%	5,033
Michael W. Metcalf	3,300	50.3%	1,661
Milburn E. Honeycutt	2,100	50.3%	1,057
Severance and Employment Agreements
Beginning in fiscal year ended September 30, 2012, the Company has entered into executive employment agreements with certain executives, including the NEOs. In order for the Company to recruit and retain the best possible executives, the Company seeks to negotiate employment agreements that provide for the mutual benefit of the Company, its stockholders and the executive.
Our executive employment agreements exclusively govern the executive’s rights upon termination of employment with the Company which include: A) Termination by the Company for Cause or Resignation by Executive without Good Reason (in each case, as defined in the employee’s employment agreement); B) Retirement, Disability or Death; C) Termination by the Company for Poor Performance; D) Termination by the

Company without Cause and not for Poor Performance or Resignation by executive for Good Reason prior to a Change in Control; and E) Termination by the Company without Cause and not for Poor Performance or Resignation by executive for Good Reason during the Protected Period following a Change in Control.
Due to an existing contractual relationship with Mr. Honeycutt that was individually negotiated, the Company is obligated to provide for a gross-up of excise taxes that may apply to certain contractual payments made on account of a change in control. However, on December 2, 2013, the Compensation Committee adopted a policy that the Company will no longer enter into agreements that provide tax gross-ups to executives.
Tax and Accounting Implications of Executive Compensation
The Compensation Committee considers tax and accounting implications in the design of the Company’s compensation programs. While the Compensation Committee intends most compensation paid by the Company to be deductible under Section 162(m) of the Code, it may exercise discretion to pay compensation that does not meet the requirements of Section 162(m) if it judges that doing so would better serve shareholder interests.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussion referenced above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement.
The Compensation Committee of the Board,
James W. McGill, Chairman
Katheryn B. Curtis
Christopher E. Cragg
John G. Stacey

Executive Compensation Tables
SUMMARY COMPENSATION TABLE FOR FISCAL 2022, 2021 AND 2020
The following table provides certain summary information concerning cash and certain compensation paid to the NEOs of the Company.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Brett A. Cope President & Chief Executive Officer(7)	2022	$520,000	$—	$780,312	$—	$1,077,651	$(153,834)	$53,785	$2,277,914
	2021	$512,000	$—	$780,160	$—	$940,550	$95,687	$54,081	$2,382,478
	2020	$510,000	$—	$780,000	$—	$962,375	$24,781	$53,964	$2,331,120
Michael W. Metcalf Executive Vice President and Chief Financial Officer(8)	2022	$338,000	$—	$255,102	$—	$420,284	$(65,612)	$53,382	$1,001,156
	2021	$338,000	$—	$253,552	$—	$366,815	$40,355	$53,148	$1,051,870
	2020	$331,500	$215,045	$253,500	$—	$375,327	$—	$45,033	$1,220,405
Milburn E. Honeycutt Vice President Controller and Chief Accounting Officer	2022	$262,000	$—	$160,064	$—	$217,188	$(44,422)	$45,036	$639,866
	2021	$262,000	$—	$160,908	$—	$189,557	$32,257	$44,691	$689,413
	2020	$256,962	$—	$157,200	$—	$193,955	$27,474	$44,237	$679,828
Notes: (1)
NEO salaries were reduced by a one week mandated furlough resulting from COVID-19 in Fiscal 2020. In Fiscal 2021, as a result of a plant shutdown due to winter storm Uri, employees had an option to use paid time off or unpaid time off; Mr. Cope elected to take unpaid time off.

(2)
The Compensation Committee granted Mr. Metcalf a cash award equivalent to the shares that he would have earned had he been a participant in the Long-Term Performance award vesting, pro-rated for the period that he has served as an executive officer. Mr. Metcalf has served as Executive Vice President of the Company beginning November 5, 2018.

(3)
The amounts set forth under the columns labeled “Bonus” and “Non-Equity Incentive Plan Compensation” relate to compensation described as “Short-Term Cash Incentive Compensation” under the Compensation Discussion & Analysis. The amounts set forth under the columns “Stock Awards” and “Option Awards” relate to compensation described as “Long-Term Compensation” under the Compensation Discussion & Analysis.

(4)
The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year, computed in accordance with ASC Topic 718, pursuant to our equity compensation plan, and based upon the probable outcome of any performance condition. See Note K to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 for assumptions made by us in such valuation.

(5)	The amounts in this column reflect the market returns credited to each NEO’s account in the Nonqualified Deferred Compensation Plan.
(6)
The amounts in this column reflect: A) matching contributions by the Company pursuant to the Powell Industries, Inc. 401(k) Plan for Messrs. Cope, Metcalf, and Honeycutt, which for Fiscal 2022 was $8,700 each; B) matching Company contributions made under the Nonqualified Deferred Compensation Plan for Fiscal 2022 was $8,700 for Messrs. Cope and Metcalf and $5,512 for Mr. Honeycutt; C) an automobile allowance for Messrs. Cope, Metcalf and Honeycutt, which for Fiscal 2022 was $24,000 each; D) an executive physical allowance for Messrs. Cope, Metcalf, and Honeycutt, which for Fiscal 2022 was $1,211 each; E) supplemental executive life and disability insurance for Messrs. Cope, Metcalf, and Honeycutt, which for Fiscal 2022 was $11,174, $10,771, and $5,613 respectively.

(7)	Mr. Cope was elected President and Chief Executive Officer of the Company effective October 1, 2016.
(8)	Mr. Metcalf was elected Executive Vice President and Chief Financial Officer effective December 13, 2018.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2022
The following table shows plan-based awards granted to the NEOs during Fiscal 2022. The plan-based awards identified in the table below that are also equity-based are reported in the Outstanding Equity Awards at Fiscal Year-End table as well.
Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(1)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brett A. Cope	325,000	650,000	1,300,000	7,800	15,600	31,200	15,600			780,312
Michael W. Metcalf	126,750	253,500	507,000	2,550	5,100	10,200	5,100			255,102
Milburn E. Honeycutt	65,500	131,000	262,000	1,600	3,200	6,400	3,200			160,064
Note: (1)
The amounts in this column reflect the grant date fair value of the award, computed in accordance with ASC Topic 718, pursuant to our equity compensation plan, and based upon the probable outcome of any performance condition. The grant date was October 1, 2021 and were authorized by the Compensation Committee on September 21, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information on the holdings of stock options and restricted stock unit awards of the NEOs at September 30, 2022. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each NEO.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Brett A. Cope(5)	—	—					16,000(1)	$337,280
							5,333(2)	$112,427
							15,600(3)	$328,848
							10,400(4)	$219,232
Michael W. Metcalf(6)	—	—					5,200(1)	$109,616
							1,733(2)	$36,539
							5,100(3)	$107,508
							3,400(4)	$71,672
Milburn E. Honeycutt	—	—					3,300(1)	$69,564
							1,100(2)	$23,188
							3,200(3)	$67,456
							2,133(4)	$44,971
Notes: (1)
Represents the number of shares of Common Stock that will be granted at target performance, based on a performance-vesting restricted stock unit (RSU) agreement dated October 1, 2020. Based on continued employment with the Company, the RSU agreement will vest on September 30, 2023.

(2)
Represents the number of shares of Common Stock that will be granted, based on a time-vesting restricted stock unit (RSU) agreement dated October 1, 2020. Based on continued employment with the Company, 100% of the remaining units available will vest on September 30, 2023.

(3)
Represents the number of shares of Common Stock that will be granted at target performance, based on a performance-vesting restricted stock unit (RSU) agreement dated October 1, 2021. Based on continued employment with the Company, the RSU agreement will vest on September 30, 2024.

(4)
Represents the number of shares of Common Stock that will be granted, based on a time-vesting restricted stock unit (RSU) agreement dated October 1, 2021. Based on continued employment with the Company, 50% of the remaining units available will vest on September 30, 2023 and the balance on September 30, 2024.

(5)	Mr. Cope was elected President and Chief Executive Officer of the Company effective October 1, 2016.
(6)	Mr. Metcalf was elected Executive Vice President and Chief Financial Officer effective December 13, 2018.
(7)	Based on the closing sales price per share of the Company’s Common Stock on September 30, 2022 of $21.08.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2022
The following table sets forth information with respect to the NEOs concerning the exercise of stock options and the receipt of stock awards during Fiscal 2022.
Name	Option Awards		Stock Awards(1)(2)(5)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(6)
Brett A. Cope(3)	—	—	18,900	$398,412
Michael W. Metcalf(4)			6,194	$130,567
Milburn E. Honeycutt	—	—	3,924	$82,716
Notes: (1)	The numbers and values represented in this table for stock awards reflect pre-tax amounts.
(2)	The number of shares reflected herein represents the number of shares earned as a result of the vesting of restricted stock units during the fiscal year.
(3)	Mr. Cope was elected President and Chief Executive Officer of the Company effective October 1, 2016.
(4)	Mr. Metcalf was elected Executive Vice President and Chief Financial Officer effective December 13, 2018.
(5)	Based on the closing sales price of the Company’s Common Stock on September 30, 2022 of $21.08.
NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL 2022
The following table sets forth information with respect to the NEOs’ non-qualified deferred compensation during Fiscal 2022.
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Brett A. Cope	$124,653	$8,496	$(153,834)	—	$455,169
Michael W. Metcalf	$183,429	$8,034	$(65,612)	—	$455,597
Milburn E. Honeycutt	$183,722	$5,090	$(44,422)	—	$360,505

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE-IN-CONTROL AT FISCAL YEAR-END
Employment agreements provide for certain benefits in connection with various forms of termination of employment as follows.
A.
In the event of Termination by the Company for Cause or Resignation by Executive without Good Reason the executive would be eligible to receive the executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company.

B.	Upon termination of executive’s employment hereunder for either Retirement, Disability or Death, then executive or executive’s estate (as the case may be) shall be entitled to receive the following:
a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and
b.
A prorated portion of the Targeted Short-term Incentive Compensation for the current fiscal year, prorated based on the percentage of the current fiscal year that shall have elapsed through the date of termination; and

c.
With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall immediately vest; and

d.
In the event of termination for Disability or Death, an amount, paid on the first business day of each month, equal to 100% of the applicable monthly COBRA premium under the Company’s group health plan, continued for the lesser of (i) twelve (12) months or (ii) until such COBRA coverage for executive terminates.

C.	If executive’s employment is terminated By the Company for Poor Performance then executive shall be entitled to receive from the Company the following:
a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and
b.	Continued payment of executive’s base salary for twelve (12) months following the date of such termination; and
c.
With respect to any outstanding unvested equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall be forfeited; and

d.
An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) twelve (12) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer.

D.
If executive’s employment is terminated By the Company without Cause or Resignation by Executive for Good Reason Prior to a Change in Control the Executive shall be entitled to receive from the Company the following:

a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and
b.	Continued payment of executive’s base salary for twelve (12) or twenty-four (24) months (as provided in such executive’s employment agreement) following the date of such termination; and
c.	An amount equal to one (1) times the Target Short-Term Incentive Compensation of executive for the fiscal year in which executive’s employment terminates; and
d.
With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall immediately vest; and

e.
An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) eighteen (18) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer; and

f.	Outplacement services (not to exceed $25,000) for twelve (12) months or until the executive obtains substantially comparable employment (as determined by the Company), whichever is shorter.
E.
If executive’s employment is terminated By the Company without Cause (and other than by reason of Poor Performance or Executive’s Death or Disability) or if Executive resigns for Good Reason during the Protected Period immediately following a Change in Control, then executive shall be entitled to receive from the Company the following:

a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and
b.
Continued payment of executive’s termination base salary for twenty-four (24) or thirty-six (36) months (as provided in such executive’s employment agreement) following the date of such termination; and

c.	An amount equal to two (2) times the Targeted Short-Term Incentive Compensation of executive for the fiscal year in which executive’s employment terminates; and
d.
With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall immediately vest; and

e.
An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) eighteen (18) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer; and

f.	Outplacement services (not to exceed $25,000) for twelve (12) months or until the executive obtains substantially comparable employment (as determined by the Company), whichever is shorter; and
g.
With respect to Mr. Honeycutt, benefits paid to him shall be grossed up by the Company to cover (1) any federal excise tax due by him on account of these benefit payments and (2) any federal income and employment taxes due on federal excise tax. However, on December 2, 2013, the Compensation Committee has determined to cease the practice of providing for gross-up for federal income tax purposes on a going forward basis. The Company does not believe any financial liability for excise tax on gross-up payments existed as of September 30, 2022.

Change in control shall mean any of the following:
•
Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

•
A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

•
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

•	The stockholders of the Company approve a plan of complete liquidation of the Company; or
•	The sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

Material Conditions and Obligations Under the Employment Agreements
In connection with their employment agreements, each NEO has agreed not to (A) compete with the Company for so long as he is employed by the Company and for the greater of (i) one year from the date of termination of his employment and, (ii) if applicable, the period during which he is entitled to receive severance (the “Restricted Period”) or (B) solicit or encourage any employee or consultant of the Company to leave employment of the Company or otherwise hire any such employees during the Restricted Period.
The following table quantifies certain payments and benefits that would become payable under existing plans and arrangements if the NEO’s employment had terminated on September 30, 2022. The information is provided relative to the NEO’s compensation and service levels as of the date specified.
Name	Benefit	Resignation or Termination for Cause	Retirement, Disability or Death	Termination for Poor Performance	Termination w/o Cause or for Good Reason Before Change in Control	Termination w/o Cause or for Good Reason After Change in Control
Brett A. Cope	Severance Pay	—	—	$520,000	$1,040,000	$1,560,000
	Short-Term Incentive Compensation	—	$650,000	—	650,000	1,300,000
	Equity Award Acceleration(1)	—	997,787	—	997,787	997,787
	Health Care Benefit Continuation	—	24,000	24,000	36,000	36,000
	Outplacement Services	—	—	—	25,000	25,000
Michael W. Metcalf	Severance Pay	—	—	$338,000	$676,000	$1,014,000
	Short-Term Incentive Compensation	—	$253,500	—	253,500	507,000
	Equity Award Acceleration(1)	—	325,335	—	325,335	325,335
	Health Care Benefit Continuation	—	24,000	24,000	36,000	36,000
	Outplacement Services	—	—	—	25,000	25,000
Milburn E. Honeycutt	Severance Pay	—	—	$262,000	$524,000	$524,000
	Short-Term Incentive Compensation	—	$131,000	—	131,000	262,000
	Equity Award Acceleration(1)	—	205,179	—	205,179	205,179
	Health Care Benefit Continuation	—	24,000	24,000	36,000	36,000
	Outplacement Services	—	—	—	25,000	25,000
Note: (1)	Based on the closing sales price of the Company’s Common Stock on September 30, 2022 of $21.08.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the median annual total compensation of the Company’s employees and the annual total compensation of Mr. Cope, our Chief Executive Officer (the “CEO Pay Ratio”).
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For Powell’s last completed fiscal year, the ratio of the annual total compensation of Mr. Cope to the annual total compensation of the median employee of the Company was as follows:
Year	Mr. Cope’s Total Compensation ($)(1)	Median Employee Total Compensation ($)	Pay Ratio of CEO Compensation to Median Employee ($)
2022	$2,277,914	$54,471	41.8 : 1
Note: (1)	The annual total compensation of Mr. Cope, as reported in the Summary Compensation Table in the Proxy Statement.
To identify the “median employee” from our employee population, the methodology and the material assumptions, adjustments, and estimates used were as follows:
•
We selected September 30, 2022, as the date upon which the Company identified the “median employee,” which is within the last three months of the Company’s fiscal year end and enables us to make an identification in a reasonably efficient and economical manner.

•
We determined that as of September 30, 2022, Powell’s employee population consisted of approximately 1,935 individuals (full-time, part-time and our variable workforce) working at the Company and its subsidiaries. Of these individuals, 1,472 were located in the United States and 463 were located in the following countries:

Country	Number of Employees (#)
Bahrain	2
Canada	291
Singapore	3
United Arab Emirates	2
United Kingdom	165
•
Given the limited scale of our operations in many of these foreign countries, we elected to exclude all of our employees in the above listed countries, except for Canada and the United Kingdom, as permitted by the SEC rules, as these employees account for less than 5% of our total U.S. and non-U.S. employees.

•	Powell’s employee population, after taking into consideration the adjustments permitted by SEC rules as described above, consisted of approximately 1,928 individuals as of September 30, 2022.
•	We identified our median employee based on the total cash compensation paid during the 12-month period ending September 30, 2022 as reflected in our payroll records, which was consistently applied to all of our employees included in the calculation. We annualized the compensation of all full-time employees hired during this period. For purposes of determining the median employee, we considered for each of our employees (i) actual base salary (in the case of hourly workers, base wages including overtime pay); (ii) cash bonuses paid during the year; and (iii) sales commissions, if applicable. For our employees located in Canada and the United Kingdom, we applied a Canadian and United Kingdom to U.S. dollar exchange rate as of September 30, 2022, to the compensation elements paid in Canadian or United Kingdom currency.
•
After identifying our median employee using the above compensation measure, we calculated the employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the CEO Pay Ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
All members of the Compensation Committee are independent directors, and none of them are present or past employees of the Company. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of the Company’s executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board or the Compensation Committee. Ms. Katheryn B. Curtis and Messrs. James W. McGill, Christopher E. Cragg, and John G. Stacey served on the Compensation Committee during Fiscal 2022.

AUDIT COMMITTEE REPORT
The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended September 30, 2022, and discussed them with management and the Company’s independent registered public accounting firm. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2022, for filing with the Commission. The Audit Committee also reviewed with management and the Company’s independent registered public accounting firm the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2021 and March 31 and June 30, 2022, prior to their being filed with the Commission.
With and without management present, the Audit Committee discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the Company’s September 30, 2022, financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, the basis for management’s accounting estimates and the disclosures in the financial statements.
The Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required to be discussed by generally accepted auditing standards, including those described in Auditing Standard 1301, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.
This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee of the Board,
Christopher E. Cragg, Chairman
James W. McGill
Richard E. Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the year ended September 30, 2022. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
The Audit Committee approved all services rendered by the Company’s independent registered public accounting firm during the years ended September 30, 2022, and September 30, 2021.
The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Audit Committee or by the Audit Committee Chairman on its behalf. As to any services approved by the Audit Committee Chairman, the approval is reported to the Audit Committee at the following meeting of the Audit Committee.
Fees Paid to the Company’s Independent Registered Public Accounting Firm
For 2022 and 2021, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:
	PricewaterhouseCoopers
	2022	2021
Audit Fees	$1,219,100	$1,208,690
Audit-Related Fees
Tax Fees
Tax Compliance Services(1)	$84,000	$80,000
Tax Advisory Services
All Other Fees	$1,000	$4,150
Total	$1,304,100	$1,292,840
Notes: (1)
Tax compliance services relate to the preparation and filing of the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries. Tax compliance services were also provided for certain international jurisdictions.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the fiscal year ended September 30, 2022, were in compliance, except Thomas W. Powell did not timely file a Form 4 with respect to three transactions that occurred in April 2022.
OTHER MATTERS
As of the date of this statement, the Board has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company, to hold a stockholder advisory vote on the compensation of executives, to hold a stockholder advisory vote on the frequency of stockholder advisory votes on the compensation of executives and to hold a stockholder vote to approve the amendment to the Plan. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.
ANNUAL REPORT
An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended September 30, 2022, are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS
Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2024 must be received at the office of the Secretary of the Company no later than September 11, 2023, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.
Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2024 Annual Meeting of Stockholders and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by November 17, 2023. If such notice is received after November 17, 2023, then the notice will be considered untimely, and the Company is not required to present such business at the 2024 Annual Meeting.
All proposals must comply with applicable SEC regulations and the Company’s bylaws as amended to date. In addition to satisfying the requirements under the Company’s bylaws as amended to date, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 17, 2023.
By Order of the Board of Directors

/s/ Brett A. Cope
Brett A. Cope
Chairman of the Board
Dated: January 6, 2023

APPENDIX A
FIRST AMENDMENT TO POWELL INDUSTRIES, INC.

2014 EQUITY INCENTIVE PLAN
This First Amendment (this “First Amendment”) to that certain Powell Industries, Inc. 2014 Equity Incentive Plan (the “Plan”) of Powell Industries, Inc., a Delaware corporation (the “Company”), is adopted as of December 21, 2022, subject to the approval of the stockholders of the Company. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.
WHEREAS, pursuant to subsection 18(a) of the Plan, the Board of Directors of the Company (the “Board”) may at any time amend the Plan;
WHEREAS, pursuant to subsection 18(b) of the Plan, the Company shall obtain stockholder approval of any amendment to the Plan to the extent necessary to comply with Applicable Laws; and
WHEREAS, the Board unanimously approved this First Amendment to (i) increase the number of Shares that may be issued pursuant to all Awards under the Plan and (ii) extend the term of the Plan, as set forth herein, subject to the approval of the stockholders of the Company, and has recommended that the stockholders of the Company approve this First Amendment.
NOW, THEREFORE, in connection with the foregoing, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:
1. Subsection 3(a) is hereby deleted in its entirety and replaced with the following:
“(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is 1,350,000 Shares, representing the remaining shares available for issuance under the Prior Plans plus the amount of outstanding Common Stock subject to Lapsed Awards (defined below) under the Prior Plans, all of which may be subject to Incentive Stock Option treatment. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.”
2. Section 17 is hereby deleted in its entirety and replaced with the following:
“17. Board and Stockholder Approval; Term of Plan. The Plan became effective on December 2, 2013, subject to approval from the Company’s stockholders. Unless terminated earlier under Section 18 of the Plan, the Plan shall continue in effect until the later of (i) December 1, 2023 or (ii) if the Company’s stockholders approve the amendment to the term of the Plan at the Company’s 2023 annual meeting of stockholders, December 1, 2028.”
Except as amended and modified by this First Amendment, the Plan shall continue in full force and effect, and the Plan and this First Amendment shall be construed as one and the same instrument.
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The foregoing is hereby acknowledged as being the First Amendment to the Plan, as adopted by the Board on December 21, 2022, subject to approval by the Company’s stockholders.
POWELL INDUSTRIES, INC.

By:
Name:
Title:
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POWELL INDUSTRIES, INC.
ATTN: MICHAEL W. METCALF
8550 MOSLEY ROAD
HOUSTON, TX 77075

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 14, 2023 for shares held directly and by 11:59 p.m. Eastern Time on February 12, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/POWL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 14, 2023 for shares held directly and by 11:59 p.m. Eastern Time on February 12, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94804-P83366 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POWELL INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three (3) members of the Company's Board of Directors, with terms to expire in 2026:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher E. Cragg
02) Katheryn B. Curtis
03) Alaina K. Brooks

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To hold a stockholder advisory vote on the compensation of executives;	☐	☐	☐

The Board of Directors recommends you vote FOR every one year on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. To hold a vote on whether the Company will conduct future say-on-pay votes every year, every two years or every three years;	☐	☐	☐	☐

NOTE: In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D94805-P83366

PROXY

POWELL INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 15, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John G. Stacey and James W. McGill, and each of them, proxies, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held virtually by logging in to www.virtualshareholdermeeting.com/POWL2023 on Wednesday, February 15, 2023, at 11:00 a.m., Houston time, and at any adjournment thereof, as follows.

(Continued and to be signed on the reverse side)